UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2022

NIELSEN HOLDINGS PLC

(Exact name of Registrant as Specified in its Charter)

England and Wales	001-35042	98-1225347
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

675 Avenue of the Americas New York, New York 10010	5th Floor Endeavor House 189 Shaftesbury Avenue London, WC2H 8JR
(Address of Principal Executive Offices)

+1 (410) 717-7134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on March 28, 2022, Nielsen Holdings plc, a public limited company formed under the laws of England and Wales (“Nielsen” or the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) by and among Nielsen, Neptune Intermediate Jersey Limited, a private limited company formed under the laws of the Bailiwick of Jersey (“Parent”), and Neptune BidCo US Inc., a corporation formed under the laws of Delaware and a wholly owned subsidiary of Parent (“Purchaser”), pursuant to which the Purchaser will acquire the issued and to be issued ordinary share capital of Nielsen by way of a scheme of arrangement (the “Scheme”) between Nielsen and the Scheme Shareholders (as defined in the Scheme) under Part 26 of the United Kingdom Companies Act 2006, as amended. Parent and Purchaser are newly-formed entities established by a consortium of private investment funds led by Evergreen Coast Corp., an affiliate of Elliott Investment Management L.P., and Brookfield Business Partners L.P., together with institutional partners for the purpose of acquiring Nielsen.

On August 19, 2022, Nielsen, Parent and Purchaser entered into Amendment No. 1 to the Transaction Agreement (the “Amendment”). The Amendment provides, among other things and subject to the terms and conditions set forth therein, that (i) Nielsen will use reasonable best efforts (subject to Court date availability) to arrange the Court Hearing to occur on October 7, 2022, or such other date as the parties to the Transaction Agreement may mutually agree and (ii) the End Date will be extended to October 14, 2022.

Other than as expressly modified pursuant to the Amendment, the Transaction Agreement remains in full force and effect as originally executed on March 28, 2022. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transaction Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 to the Transaction Agreement, dated August 19, 2022, by and among Nielsen Holdings plc, Neptune Intermediate Jersey Limited and Neptune BidCo US Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction and Nielsen ONE. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Nielsen’s business, the failure of Nielsen’s new business strategy in accomplishing Nielsen’s objectives, economic or other conditions in the markets Nielsen is engaged in, impacts of actions and behaviors of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules and processes affecting Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement entered into pursuant to the proposed transaction (the “Transaction Agreement”), the possibility that Nielsen shareholders may not approve the proposed transaction, the risk that the parties to the Transaction Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, and other specific risk factors that are outlined in Nielsen’s disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission (the “SEC”). Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the SEC, including Nielsen’s definitive proxy statement on Schedule 14A filed on July 8, 2022 (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders are able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 675 6th Avenue New York, NY 10010, Attention: Investor Relations; telephone (410) 717-7134, or from Nielsen’s website www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2022 Annual General Meeting, which was filed with the SEC on April 5, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2022	NIELSEN HOLDINGS PLC

	By:	/s/ Jennifer Meschewski
Jennifer Meschewski Secretary

Exhibit 2.1

AMENDMENT NO. 1 TO

TRANSACTION AGREEMENT

This Amendment No. 1 to the Transaction Agreement (this “Amendment”) is entered into as of August 19, 2022, by and among Nielsen Holdings plc, a public limited company formed under the laws of England and Wales with registration number 09422989, whose registered office is at 5th Floor Endeavour House, 189 Shaftesbury Avenue, London, WC2H 8JR, United Kingdom (the “Company”), Neptune Intermediate Jersey Limited, a private limited company formed under the laws of the Bailiwick of Jersey with registration number 141768, whose registered office is at 26 New Street, St. Helier, JE2 3RA, Jersey (“Parent”), and Neptune BidCo US Inc., a corporation formed under the laws of Delaware and a wholly owned subsidiary of Parent, whose registered office is at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transaction Agreement (defined below).

R E C I T A L S

WHEREAS, on March 28, 2022, the parties hereto entered into that certain Transaction Agreement (the “Transaction Agreement”); and

WHEREAS, the parties hereto desire to adopt certain amendments to the terms of the Transaction Agreement, in accordance with Section 7.11 of the Transaction Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.    Amendment to Section 4.5(l). Section 4.5(l) of the Transaction Agreement is hereby replaced in its entirety with the following:

(l)    “the Company shall, ~~as promptly as practicable after the date on which the last of~~ following the date that all conditions set forth in Article 5 (other than the conditions set forth in Section 5.1(d) and Section 5.1(e) and those other conditions that by their nature are to be satisfied at or after the Measurement Time) are ~~expected to be~~ satisfied or waived (to the extent permitted hereunder), (i) use reasonable best efforts (subject to Court date availability) to arrange the Court Hearing to occur on October 7, 2022, or such other date as the parties hereto may mutually agree,~~; provided, that if the Marketing Period has not ended at the time the Court Hearing would be so arranged, the Company shall use reasonable best efforts (subject to Court date availability) to arrange such Court Hearing on the earlier of (x) a Business Day during or after the Marketing Period specified by Parent in writing on no fewer than ten (10) Business Days’ notice to the Company and (y) the Business Day immediately following the last day of the Marketing Period (it being understood, for the avoidance of doubt, that the Court Hearing shall not occur prior to the earlier of the dates set forth in the foregoing clauses (x) and (y)), subject in each case to the expected satisfaction or waiver (to the extent permitted hereunder) of the conditions set forth in Article 5 (other than the conditions set forth in Section 5.1(d) and Section 5.1(e) and those other conditions that by their nature are to be satisfied at or after the Measurement Time)~~ and (ii) prepare and issue, serve and lodge all such Court documents as are required and use reasonable best efforts to seek the Court Sanction;”

2.    Amendment to Section 6.1(a)(ii). Section 6.1(a)(ii) of the Transaction Agreement is hereby amended by (a) replacing all references to “September 28, 2022” with “October 14, 2022”, and (b) replacing all references to “December 28, 2022” with “January 14, 2023”.

3.    Transaction Agreement Remains in Effect. Except as expressly amended by this Amendment, the Transaction Agreement remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Transaction Agreement or the rights and obligations of the parties hereto.

4.    References to the Transaction Agreement. After giving effect to this Amendment, each reference in the Transaction Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Transaction Agreement shall refer to the Transaction Agreement as amended by this Amendment. References in the Transaction Agreement to the “date hereof,” “date of this Agreement” or words of like import shall mean March 28, 2022.

5.    Incorporation by Reference. Sections 7.3 (Counterparts; Effectiveness), 7.4 (Governing Law; Jurisdiction), 7.5 (Specific Enforcement), 7.6 (WAIVER OF JURY TRIAL), 7.7 (Notices), 9.9 (Severability), 7.11 (Amendments; Waivers), 7.12 (Headings), and 7.14 (Interpretation) of the Transaction Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

NIELSEN HOLDINGS PLC

By:	/s/ George Callard
Name:	George Callard
Title:	Chief Legal Officer

NEPTUNE INTERMEDIATE JERSEY LIMITED

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Director

NEPTUNE BIDCO US INC.

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	President